                                                                   EXHIBIT 10.10

                           THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is made this 28th day of May, 1997, by and between Riggs Bank N.A., as Trustee for the Multi-Employer Property Trust, successor in interest to Riggs National Bank of Washington D.G., (the "Landlord") and Applied Voice Technology, Inc., a Washington Corporation (the "Tenant").

  WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 30, 1989, as amended on August 16, 1990, and amended by the Second Amendment to Lease dated September 28, 1994 (collectively referred to as the "Lease"), for Suites 100/200 in Building A-1, located at 11410 NE 122nd Way, Kirkland, Washington 98034 (the "Premises"), as more fully described in the Lease; and

  WHEREAS, the current term of Lease expires January 31, 1998, and Landlord and Tenant desire to extend the term of the Lease, and to modify the Lease accordingly;

  NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

  1. The Lease Term is hereby extended for a period of Sixty (60) months commencing February 1, 1998 and terminating January 31, 2003.

  2. Effective February 1, 1998 the Monthly Base Rent as provided for in Paragraph 2 of the Lease shall be increased to Forty Six Thousand Six Hundred Twenty Six and no/100 Dollars ($46,626.00). Effective February 1, 2001 the Monthly Base Rent as provided for in Paragraph 2 of the Lease shall be increased to Fifty One Thousand Two Hundred Eighty Eight and no/100 Dollars ($51,288.00).

  3. Tenant agrees to extend the Lease Term as set forth in Paragraph 1 above and accept the Premises in "as in" condition except that Landlord agrees to perform certain tenant improvements outlined in ,Exhibit C-4, attached hereto, which shall replace and supersede Exhibits C-2 and C-3 of the Lease.

  4. Effective February 1, 1998, Addendum to Paragraph 2A of the Lease and the modification to Addendum to Paragraph 2A set for in Paragraph 6 of the Second Amendment to Lease shall be deleted and replaced with the following:

     Tenant agrees to pay to Landlord Base Rent for the Premises in advance, without demand, deduction or set off, for the entire extended Lease Term hereof commencing February 1, 1998 at the Monthly Base Rent set forth in Paragraph 2 of this Third Amendment to Lease, The first such monthly installment shall be due and payable on February 1, 1998 and a like monthly installment shall be due and payable on or before the first day of each calendar month thereafter, except that the Monthly Base Rent payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated on the basis of a 30-day month.

  5. Effective February 1, 1998, Addendum to Paragraph 5E of the original Lease and the subsequent modification to Addendum to Paragraph 5E set forth in Paragraph 7 of the Second Amendment to Lease shall be deleted and replaced with the following:

     Landlord shall obtain for the benefit of Tenant all customer and usual warranties from Landlord's contractors, its subcontractors and suppliers in connection with the construction of the Landlord's Work paid for by Landlord which are part of the Landlord Allowance, and specified in Exhibit C-4 attached hereto. Landlord shall enforce or shall cause Landlord's contractor to enforce such warranties at Tenant's request. Any repair covered by such a warranty shall be excluded, for the warranty period only, from Tenant's maintenance responsibility pursuant to Paragraph 5 of the Lease.

  6. Addendum to Paragraph 7A of the Lease shall be amended and replaced with the following:

    Tenant agrees to pay as an additional charge each month for its proportionate share of the cost of operation and maintenance of the Common Area which shall be defined from time to time by Landlord. Common Area costs which may be incurred by Landlord at its discretion, shall include, but not limited to those costs incurred for lighting; electricity; gas; water; sewage; trash removal; exterior painting; exterior window cleaning; sweeping; accounting; policing; inspecting; sewer lines; building exterior plumbing; downspouts; gutters; paving; landscape maintenance; plant material replacement and other like charges; elevator contract maintenance; other miscellaneous elevator costs; general exterior building repairs other than exterior walls; roof repairs; fire alarm contract; miscellaneous fire protection costs; maintenance, repairs, janitorial service and supplies for lobby area and common areas, HVAC supplies, materials, contract maintenance, water treatment and repairs; maintenance and repairs of building directory and other common area signage; and Landlord's fee for supervision and administration of the items set forth in this paragraph, which shall not exceed the lesser of the then current Landlord's percentage fee with respect to common area charges at the Kirkland 405 Corporate Center or 10% plus any CPI adjustment in accordance with the provision of Paragraph 13A. for any subsequent term (with such fee calculated on costs exclusive of tax), provided that Common Area costs shall not include the following:

     (1) costs (including any costs of compliance), fines or penalties incurred due to violations by Landlord of any governmental statute, regulation, rule or authority;

     (2) expenses reimbursed from another source including, without limitation, reimbursement by insurance coverages, or by a governmental entity exercising its right of domain or their governmental power;

     (3) costs incurred to lease out space, including, without limitations, leasing commissions and advertising and promotional expenditures;

     (4) interest on debt or amortization payments on any mortgages or deeds of trust and interest or penalties resulting from delayed or late payments by Landlord;

     (5) costs of refinancing the Premises or any property of which they are a part;

     (6) janitorial service and supplies for Tenant's Premises, which Premises includes Tenants restrooms and showers;

     (7) Tenant security or alarm contract (except fire alarm).

With respect to all sums payable by Tenant as additional Rent hereunder for the repair or replacement of the air-conditioning and heating equipment servicing the Premises which is a capital item, and which would be capitalized under generally accepted accounting principles consistently applied ("GAAP"). Tenant shall be required to pay only its prorata share of the cost of the repair and replacement falling due within the Lease Term or any extension thereof based upon the amortization of the cost of the capital item over the useful life of such repair and replacement, as reasonably determined by Landlord in accordance with GAAP, The Tenant shall be responsible for all costs of repair and maintenance which are due to Tenant's negligence.

   7. Addendum to Paragraph 8A. Alterations of the Lease shall be amended to add the following at the end of the first paragraph:

   "If Tenant elects to perform any alterations, additions or improvements (individually and collectively "Tenant Alterations") to the Premises, then the Tenant Alterations shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall not be unreasonably withheld or delayed) and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions."

  8. Paragraph 9 of the Second Amendment to Lease shall be deleted and replaced in its entirety with the following:

     For the purpose of the extended Lease Term, Landlord agrees to allow Tenant to replace or relocate its exterior building mounted sign (east side) at its sole cost and expense. In addition, Landlord will allow Tenant to add a second Building mounted sign at the west entrance (next to NE 122nd Way) to the Building. All sign revisions shall be subject to the approval of Landlord, Owners Association and City of Kirkland. The Landlord agrees to reasonably assist Tenant in obtaining Owner Association approval and City of Kirkland sign variance approval, if required. All costs related to signage modifications shall be at the Tenant's sole cost and expense. Upon the expiration of the Lease or earlier termination thereof, Tenant agrees to remove any sign and restore the sign area to its original condition at the time of installation, normal wear and tear excepted. Tenant may pay for the cost of sign modifications out of the Landlord's Allowance.

  9. Addendum to Paragraph 13 Insurance Fire and Casualty Damage of the Lease shall be modified as follows:

     In line 3 of paragraph A, after the word "Earthquake", the word "Flood" shall be inserted.

     In Line 1 of paragraph B, after the word "fire", the words "lightning, earthquake and flood, vandalism and malicious mischief" shall be inserted.

  10. Paragraph 24C (Notices) of the Lease shall be modified to read as follows:

     Riggs Bank N.A.
     as Trustee of the Multi-Employer Property Trust
     c/o Trammell Crow Company
     1687 114th Avenue SE
     Suite 250
     Bellevue, WA  98004

     with copy to:

     1) Riggs Bank N.A./MEPT
        808 17th Street N.W.
        P.O. Box 96202
        Washington, DC  20090-6202
        Attn: Leanne Tobias

     2) Marc Winters

        McNaul Ebel Nawrot Helgren & Vance
        600 University Street, Suite 2700
        Seattle, WA 98101-3143

  11. The following Paragraph shall be added as EXPANSION # 1. Effective November l, 1998, the Premises shall be expanded by approximately 4,591 rentable square feet (referred to as "Expansion # 1") to a total of approximately 47,630 rentable square feet. The Expansion # 1 space is located on Floor 3 and is outlined on Exhibit A-1 attached hereto which shall replace and supercede Exhibit A of the Lease. The Lease Term for Expansion # 1 shall be 51 months and shall be co-terminus with the original Premises on Floors 1 and 2, Effective November 1, 1998 through January 31, 2001 the Monthly Base Rent for Expansion # 1 per Paragraph 2 of the Lease shall be $ 5,165 per month. Effective February 1, 2001 through January 31, 2003 the Monthly Base Rent per Paragraph 2 of the
Lease shall be $5,605 per month. The Landlord's Allowance for tenant improvements is set forth in Exhibit C-4.

  12. The following Paragraph shall be added as Expansion # 2. Effective September 1, 2000 the Premises shall be expanded by approximately 4,044 rentable square feet (referred to as "Expansion # 2") to a total of approximately 51,674 rentable square feet. The Expansion # 2 space is located on Floor 3 and is outlined on Exhibit A-1 attached hereto which shall replace and supercede Exhibit A of the Lease. The Expansion # 2 space includes a portion (approximately 765 rentable sf) of space leased to GTE Mobilnet. The Lease Term for Expansion # 2 shall be 29 months and shall be co-terminus with the original Premises on Floors 1 and 2. Effective September 1, 2000 through January 31, 2001 the Monthly Base Rent per Paragraph 2 of the Lease shall be $ 4,634 per month. Effective February 1, 2001 through January 31, 2003 the Monthly Base Rent per Paragraph 2 of the Lease shall be $4,937 per month. The Landlord's Allowance for tenant improvements is set forth in Exhibit C-4.

  13. The following Paragraph shall be added as OPTION TO TERMINATE. So long as there is no event of default then existing under the Lease beyond any applicable cure period, and subject to the terms and conditions of this Option to Terminate paragraph, Tenant shall have a one-time Option to Terminate Expansion # 1 and /or Expansion # 2 without penalty or fee by providing advance written notice to the Landlord ("Tenant Notice"). For the purpose of this Option to Terminate paragraph, the Tenant Notice to Landlord to terminate Expansion # 1 must be received by Landlord no later than 5 p.m. on May 1, 1998. For the purpose of this Option to Terminate paragraph, the Tenant Notice to Landlord to terminate Expansion #2 must be received no later than 5 p. m. on December 1, 1999. Failure to provide Tenant Notice as required for either Expansion # 1 or Expansion # 2 as provided in this paragraph shall render the Option to Terminate null and void, and of no further force and effect. This Option to Terminate shall be personal to Tenant and shall not apply to any assignee or subtenant.

  14. The following Paragraph shall be added as Right of First Opportunity. So long as there is not event of default then existing under the Lease beyond any applicable cure period, and so long as there has not been more than one event of default under the Lease in the preceding 12 months, and subject to the terms and conditions of this Paragraph, Tenant shall have a right of First Opportunity to lease the following spaces; (i) approximately 3,229 square feet as outlined in green on Exhibit A-1 ("Right of First Opportunity-Suite 310/312"): (ii) approximately 5,158 rentable square feet outlined in green on Exhibit A-1 ("Right of First Opportunity-Suite 300") and or (iii) approximately 5,083'rentable square feet outlined in green on Exhibit A-1 ("Right of First Opportunity-Suite 304"). Hereinafter, the spaces in i-iii above shall be referred to as "ROFO Space". If any of the ROFO Space is exercised during any applicable cure period following an event which with the passage of time or giving of notice, or both, would constitute an event of default, then such exercise shall be void and of no further force or effect unless the cure is fully completed within the applicable cure period, but in no event later than the expiration or earlier termination of the Lease. Upon written notification to Tenant by Landlord ("Landlord's Notice") that the ROFO Space has become available, Tenant shall have ten (10) business days to notify Landlord in writing of Tenant's desire to exercise Tenant's Right of First Opportunity ("Tenant's Notice") on terms and conditions offered by Landlord ("Landlord's Terms"). If Tenant does not accept the Landlord's Terms, or if Tenant fails to give Tenant's Notice as required above, then Tenant shall have no further right, title or interest in the ROFO Space offered to Tenant and the Right of First Opportunity shall terminate and be of no further force and effect. If, however, the Tenant exercises the Right of First Opportunity in the manner prescribed and accepts Landlord's Terms, Tenant shall immediately deliver to Landlord payment for the first month's Monthly Base Rent for the ROFO Space (in the same manner as provided for in this Lease), and the lease for the ROFO Space shall be consummated without delay in accordance with the terms set forth in Landlord's Notice. This Right to First Opportunity shall be subordinate to any and all renewal options granted to any tenant that occupies the ROFO Space.

Tenant's Right of First Opportunity shall be conditioned upon the following: (i) at the time of exercise of the Tenant Notice, and at the time of the commencement of any such ROFO Space, Tenant shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee. This Right of First Opportunity is personal to Tenant, and shall not apply to any other assignee, subtenant, or licensee,

  15. The following paragraph shall be added as OPTION TO RENEW. So long as there is no event of default then existing under the Lease beyond any applicable cure period and so long as there has not been more than one event of default under the Lease in the preceding 12 months, and subject to the terms and conditions of this Paragraph, Tenant shall have one (1) Option to Renew the term of the Lease for a period of five (5) years ("Option Term"). If the Option to Renew referenced in the preceding sentence is exercised during any applicable cure period following an event, which with the passage of time or the giving of notice, or both, would constitute an event of default, then such exercise shall be void and of no further force or effect unless the cure is fully completed within the applicable cure period, but in no event later than the expiration or earlier termination of the Lease. Except as set forth in this Paragraph, all terms and conditions shall remain the same during the Option Term except the Monthly Base Rent at the end of the initial term as defined in Paragraph 2 of the Lease, shall be adjusted to the then current market Rent for the comparable Class A office buildings in the Kirkland, Redmond, or Bothell/Northcreek area of like quality, size and amenities. In no event will the Rent for the Option Term be less than the Rent for the month preceding the expiration of the extended Lease Term. For purposes of this Paragraph the Option to Renew the term for a period of five (5) years is referred to as the "Option to Renew."

As a condition to the Tenant's right to exercise the Option to Renew, Tenant shall give Landlord written notice of its intent to exercise its Option to Renew at least twelve (12) months but not more than fourteen (14) months prior to the expiration of the extended Lease Term ("Notice Period"), together with Tenant's determination ("Tenant's Determination") of the Prevailing Fair Market Base Rental Rate ("PFMBRR"). If Tenant timely delivers notice of its intent to exercise its Option to Renew but fails to timely deliver Tenant's Determination, said attempt to exercise the Option to Renew shall be ineffective. If Landlord does not agree with Tenant's Determination, Landlord shall provide Tenant with notice of its determination of the PFMBRR ("Landlord's Determination") within twenty days of Landlord's receipt of Tenant's Determination. If Landlord fails to provide Landlord's Determination within such time, the PFMBRR for the Option Term shall be that set forth in Tenant's Determination.

If Landlord and Tenant each timely submit their respective Determinations as set forth above, said Determinations are different, and the parties are unable to agree upon the PFMBRR within sixty days of Tenant's receipt of Landlord's Determination, the parties shall within fifteen days together appoint a mutually acceptable arbitrator or, if they are unable to agree upon such an arbitrator, shall apply to the American Arbitration Association for the designation of an arbitrator (the "Arbitrator") in the Seattle, Washington metropolitan area to render a final determination of the PFMBRR. Unless otherwise agreed by the parties, the Arbitrator shall be a real estate appraiser or consultant who shall be a M.A.I. member and who shall have at least fifteen years continuous experience in the business of appraising Class A office buildings in the greater Seattle area. The Arbitrator shall conduct such hearings and investigations as the Arbitrator shall deem appropriate and shall, with sixty days after having been appointed, choose either the Landlord's or Tenant's Determination (the "Option Term Base Rent"), and that choice by the Arbitrator shall be final and binding upon the parties. The party whose Determination is not chosen shall pay all the fees and expenses of the Arbitrator and the American Arbitration Association, if any. The Arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

In the event that Landlord's and Tenant's PRMBRRs differ by ten percent or less (based on the higher number) then the PFMBRR shall not be determined by arbitration, but shall instead be set by taking the average of the parties' Determinations.

If for any reason the Option Term Base has not been arrived at prior to the commencement of the Option

Term, Tenant shall pay each month as Base Rent the lower of the two Determinations until the Option Term Base Rent is finalized, at which point Tenant will immediately pay to Landlord any rent differential.

Any determination of the PFMBRR, whether by Tenant or Landlord, shall include a statement of the elements of rent included in such determination (whether tenant improvement allowances, free rent, common area cost allowance, or otherwise) sufficient to permit a calculation of the effective rent of the Premises.

In addition to the provisions set forth above, the Option to Renew shall be conditioned upon the following: (i) at the time of Tenant's notice to Landlord of its intent to exercise the Option to Renew, and continuing thereafter until the commencement of the Option Term, Tenant shall have been in possession of and occupying the Premises for the conduct of its business therein and there shall have been no assignment of this Lease or subletting of all of the Premises; and
(ii) the notice of the intent to exercise shall constitute a representation and promise by Tenant to Landlord effective as of the date of the notice that Tenant does not intend to assign the Lease in whole or in part, or sublet all of the Premises, at any time during any remaining initial Lease Term or the Option Term, the election to extend the term being for purposes of utilizing the Premises for Tenant's purposes in the conduct of Tenant's business therein. This Option to Renew is personal to the Tenant and shall not apply to any subtenant, assignee or licensee.

  16. The following paragraph shall be added as HVAC-Hour of Operation/Usage. The building standard hours for the HVAC System are 7:00 a.m, to 6:00 p.m., Monday through Friday and 8:00 a.m. to 12:00 noon on Saturday. After hours usage will be billed as additional Rent at $20.00/hour.

  17. The following paragraph shall be added as ERISA. Additional Paragraph 30, ERISA. With the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement represents: (1) with: (a) The Riggs N.A., as Trustee of the Multi-Employer Property Trust; (b) the Multi-Employer Property Trust; (c) The National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (d)The Riggs National Bank of Washington , D.C., as trustee of the Multi-Employer Property Trust; (e) the Alameda Industrial Properties Joint Venture; (f) Harman International Business Campus Joint Venture; (g) Beaverton-Redmond Tech Properties; (h) Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (i) Goldbelt Place Joint Venture; (j) BOCA 1515, joint venture; (k) Arboretum Lakes-1, L.L.C., a Delaware limited liability company; (l) Village Green of Rochester Hills Associates L.L.C.; (m) Pine Street Development, L.L.C.; or (n) MEPT Realty L.L.C., or (2) involving any property in which the entities named in clauses (1)(a) through (m) are known by the tenant to have an ownership interest.

  18. The following Paragraph shall be added as Exculpatory Provision. Landlord has executed this Lease by its Trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any and all partners, officers, agents, employees, trustees, investment advisors and consultants of Landlord have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and all persons claiming by, through or under Tenant.

  19. Landlord shall be responsible for the payment of any brokerage fees or commissions associated with this Lease extension to Brent Jackson at Trammell Crow N.W. Inc., 1687 114th Avenue S.E., Suite 250, Bellevue, WA 98004 and John Black at John Black and Associates, 777 108th Ave NE Suite 2130, Bellevue, WA 98004. The commissions to be paid by Landlord to the above referenced parties are outlined in the letter dated May 28, 1997 to John Black and Associates.

  20. No trustee, officer, employee, agent or individual partner of Landlord, or its constituent entitles, shall be personally liable for any obligation of Landlord hereunder, and Tenant must look solely to the interest of Landlord, or its constituent entitles in the subject real estate, for the enforcement of any claims against Landlord arising hereunder.

  21. Tenant and Landlord each warrant that all necessary corporate actions have been duly taken to permit Tenant and Landlord to enter into this Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this Amendment to Lease.

  22. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:                                   TENANT:
Riggs Bank N.A.                             Applied Voice Technology Inc., a
as Trustee of the Multi-Employer            Washington Corporation
  Property Trust

By:                                         By:  /s/ Richard J. LaPorte
    -----------------------------                -----------------------------
    Leanne Tobias                                Richard J. LaPorte

Its:                                        Its: President-CEO
     ----------------------------                ----------------------------

DISTRICT OF                      )
            ---------------------
                                 )  ss.

     On this      day of          , 199   , before me personally appeared
         , to me known to be the          of The Riggs Bank N.A., as Trustee for
the Multi-Employer Property Trust, the corporation that executed the within and
foregoing instrument as its Trustee, and that he/she as such             of the
Trustee, acknowledged said instrument to be the free and voluntary act and deed of said corporation as Trustee for the uses and purposes therein mentioned, and
on oath stated that            was authorized to execute the said instrument and
that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                              --------------------------------------------------

                              NOTARY PUBLIC in and for the District of
                                                                       ---------
                              residing at:
                                           -------------------------------------
                              My appointment Expires
                                                     ---------------------------



STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     On this 11th day of June 1997, before me a Notary Public in and for the State of Washington, personally appeared Richard J. LaPorte to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.

                                       Kathleen G. Leverette
                                       -----------------------------------------
        KATHLEEN G. LEVERETTE          Name: Kathleen G. Leverette
            NOTARY PUBLIC              NOTARY PUBLIC in and for the
         STATE OF WASHINGTON           State of Washington
     My Comm. Exp. Oct. 24, 1998       residing at Kirkland

                                       My appointment expires: 10/24/98

                                  EXHIBIT A-1


                          [THIRD FLOOR PLAN GRAPHIC]

                               THIRD FLOOR PLAN

                             EXHIBIT A-1 Continued



                                    [MAPS]



FIRST FLOOR PLAN                                               SECOND FLOOR PLAN

                           Applied Voice Technology
                             11410 N.E. 122nd Way
                                 Kirkland, WA
                                   43,049 sf

                           This plan is conceptual in nature, and while it shows
                              intended uses, it does not show the exact scope of
                                construction to take place on any portion of the
                                  property. The buildings, parking and site plan

                                  EXHIBIT C-4

                             WORK LETTER AGREEMENT

                       RIGGS BANK N.A., AS TRUSTEE OF THE
                         MULTI-EMPLOYER PROPERTY TRUST
                                      AND
                         APPLIED VOICE TECHNOLOGY, INC.

Basic Information:

Tenant agrees to Lease the Premises in "as-is" condition provided all existing conditions such as base electrical service and distribution, lighting, HVAC or heating equipment, plumbing systems and any other existing building systems are in good working order, all of which shall be reused and modified as part of the Landlord's Work.

1. At Landlord's cost and expense, Landlord shall, on a schedule mutually approved by Tenant and Landlord, furnish and install in a good and workmanlike manner within the Premises those improvements as shown on the mutually approved space plan outlined on Exhibit C-5 attached hereto. Such improvements are referred to herein as the "Landlord's Work." The total cost of the Landlord's Work for space occupied on Floor 1 and 2 shall not exceed $225,000 ("Landlord's Allowance"). The Landlord's Allowance for Expansion # 1 space ("Landlord Allowance Expansion # 1") shall not exceed $46,000. The Landlord's Allowance for Expansion # 2 space ("Landord Allowance Expansion # 2") shall not exceed $32,352. The Landlord's Work shall include, but is not limited to the costs associated with space planning, construction drawing, mechanical or engineering drawings, permit fees, all tenant improvements, demolition, signage, code upgrades within the Premises, sales tax, construction management fees (5%) and fire and life safety system modifications. If the cost of the Landlord's Work exceeds the Landlord's Allowance, Landlord's Allowance Expansion #1 or Landlord's Allowance Expansion #2 then Tenant shall pay such amount as additional Rent within fifteen (15) days of receipt of an invoice from the Landlord.

2. Tenant and Landlord shall mutually agree upon the general contractor and all subcontractors (collectively referred to as "Contractors") for the Landlord's Work and the form of the general construction contract. All Contractors shall be parties to or bound by collective bargaining agreement with a labor organization affiliated with the Building and Trades Department of the AFL-CIO. All change orders shall be approved in writing by both the Tenant and Landlord.

3. Any work not outlined in Paragraph 1 above or in Exhibit C-5 (including but not limited to furniture systems, telephone systems and other tenant equipment or non-standard items) shall be considered the Tenant's responsibility and Tenant shall, at its sole cost and expense, furnish and install such improvements (referred to as the "Tenant's Work"). Tenant shall adopt a schedule of construction for the Tenant's Work in conformance with the schedule of Landlord's contractors and shall conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or delay the progress of the Landlord's Work. Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors to enable the Tenant to perform and install the Tenant's Work. All Tenant's Work shall (a) be performed in a first-class, workmanlike manner, (b) not affect the structural integrity of the Building, and (c) be performed and installed in accordance with all applicable laws, rules, regulations and other requirements of all governmental authorities having jurisdiction. All contractors, subcontractors and laborers performing Tenant's work shall (a) be acceptable to and approved by Landlord, (b) be subject to the administrative supervision of Landlord's constructions manager, and (c) be employed by Tenant so as to insure as far as may be possible the progress of the Tenant's Work without interruption on account of strikes, work stoppage or similar causes of delay. Without limiting the previous sentence, all construction contractors performing Tenant's Work and the respective subcontractors to each and every such construction contractor
     (a) shall be parties to or bound by a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Department of the AFL-CIO, and (b) shall employ only members of such labor organizations licensed to perform work within their respective jurisdiction. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any liability (including personal injury liability), claim or suit arising out of or relating to any injury, damage, cost or loss sustained by persons or property as a result of any defect or negligence in design, materials, installation or workmanship of the Tenant's Work. In the event any mechanics or other lien is filed against the Premises by any contractor or subcontractor performing or installing the Tenant's Work, Tenant shall immediately cause the removal of such lien by either paying the full amount claimed by the lien claimant or entering into an indemnity agreement with a title company approved by Landlord and posting a bond in the amount of at least 150% of the amount claimed by the lien claimant. Any such bonding arrangement and indemnity agreement shall be subject to the prior written approval of Landlord.

4. All improvements associated with Landlord's Work shall become and remain the property of Landlord as an when they are installed or incorporated into the Premises, and Tenant shall have no claim under any circumstances to any such improvements or for the value thereof.

5. The Landlord will not permit the Tenant to create another "internal" stairwell unless Tenant explicitly agrees in advance to restore such area to its original condition.

6. Trammel Crow Company shall act as the construction manager and shall receive compensation equal to five percent (5%) of the actual cost of all tenant improvement work. The construction manager shall competitively bid all tenant improvement work to at least 3 general contractors.

                                  EXHIBIT C-5

This exhibit shall be replaced by a final construction drawing mutually acceptable to both Tenant and Landlord.